UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2017

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Margo G. Butsch has been promoted to Executive Vice President and Chief Credit Officer of Heritage Bank of Commerce, the banking subsidiary of Heritage Commerce Corp, effective July 8, 2017. Ms. Butsch joined Heritage Bank of Commerce through Focus Business Bank which was acquired by Heritage Bank of Commerce in August, 2015. After the acquisition, Ms. Butsch joined Heritage Bank of Commerce as Senior Vice-President/Credit Administration working under the supervision of the bank’s Chief Credit Officer. Since 1995 and prior to joining Heritage Bank of Commerce with the acquisition of Focus, Ms. Butsch held various  Vice-President and Senior Vice President relationship management and loan administration positions with Focus Business Bank, The Independent Bankers Bank, Greater Bay Bank, and Imperial Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: June 19, 2017	By:	/s/ Walter T. Kaczmarek
Walter T. Kaczmarek
Chief Executive Officer and President